Exhibit 10.3

DEED OF NOVATION, ASSIGNMENT AND ASSUMPTION

THE DATE OF THIS DEED is March 21, 2024

I.	THE PARTIES:

MGOTEAM 1 LLC, a Delaware limited liability company, with an office at 1515 SE 17th Street, Suite 121/#460596, Ft. Lauderdale, Florida 33346 (“Retiring Party”);

and

CENTRIC BRANDS LLC, a Delaware limited liability company, with an office at 350 Fifth Avenue, 6th floor, New York, New York 10118 (“New Party”).

and

LEO MESSI MANAGEMENT, SL a company established and existing under the laws of Spain, with an office at [*] (“LMM”)

Hereinafter, Retiring Party, New Party and LMM shall be jointly referred to collectively as the “Parties” and each of them, individually, as a “Party”.

II.	RECITALS:

1. Whereas, LMM and Retiring Party entered into a Trademark License Agreement, dated November 20, 2021, and expiration date on December 31, 2024 (the “Expiration Date”), which recorded the terms and conditions on which LMM appointed Retiring Party to use certain Trademarks held by LMM for the Products in the Territory (the “Trademark License Agreement”), herein attached as Exhibit I. The terms used, but not defined herein, shall have the meaning set forth in the Trademark License Agreement.

2. Whereas, LMM and Retiring Party entered into the First Amendment to the Trademark License Agreement on September 23, 2022 herein attached as Exhibit II.

3. Whereas as the Retiring Party has agreed to assign all of its rights and obligations under the Trademark License Agreement to the New Party, and the New Party has agreed to assume all of the Retiring Party’s rights and obligations in respect of the Trademark License Agreement with effect on and from March 21, 2024 (the “Effective Date”), except as may otherwise be set forth in Clause 2.1.

Now therefore, the Parties enter into this DEED OF NOVATION, ASSIGNMENT AND ASSUMPTION (the “Deed”), which shall be governed by the following

III.	CLAUSES:

1. Assignment

1.1 With effect on and from the Effective Date, and until the Expiration Date, the Retiring Party assigns to the New Party all ownership of, and rights and benefits in and to the Trademark License Agreement, together with any and all collateral material used or useful in the exploitation of the rights granted under the Trademark License Agreement until the Expiration Date and the applicable sell-off period. This includes, non-exhaustively and without limitations, the following:

(i) design files in illustrator/jpeg

(ii) tech packs; and

(iii) Email customer list and website sales and visitor data

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For the avoidance of doubt, this Deed does not grant any right or benefit beyond those expressly granted by LMM to the Retiring Party under the Trademark License Agreement and this grant right will be terminated on the Expiration Date.

2 Assumption of Obligations

2.1 With effect on and from the Effective Date, the New Party agrees to perform and observe all of the Retiring Party’s obligations pursuant to the Trademark License Agreement. Nevertheless, the New Party shall not assume any payments, claims, debts, damages or underpayments arising out of, relating to or resulting from the conduct of the Retiring Party prior the Effective Date with respect to the Trademark License Agreement, including without limitation any such liabilities that may be discovered after the Effective Date or during any audit by LMM with respect to the Trademark License Agreement. All such liabilities shall remain the liabilities of, and are retained by, the Retiring Party. Notwithstanding the foregoing, and for the avoidance of doubt, the New Party shall assume and pay to LMM the Minimum Guarantee Amounts that were originally due under the Trademark License Agreement during 2024, as well as any other Royalties that may become due pursuant to the Trademark License Agreement with respect to sales made after the Effective Date by the New Party. Such payments to be made by the New Party to LMM and the payment schedule of such payments are agreed in a separate agreement between the New Party and LMM.

In case that the New Party fails to pay such amount on the due date, this Deed shall be deemed ineffective and void.

2.2 Likewise, the New Party shall pay LMM all amounts set forth in Clause 5 of the Trademark License Agreement, including all Royalties due from Net Sales made by the New Party from the Effective Date through December 31, 2024.

2.3 The Retiring Party shall pay to LMM all Royalties due and outstanding for (i) all Net Sales made until the Effective Date by the Retiring Party, and (ii) any sales made by the Retiring Party subsequent to the Effective Date (including without limitation during any sell-off period, which shall be reasonable and customary), and Retiring Party shall provide all applicable royalty sales reports relating to such sales pursuant to the License Agreement.

2.4 This assumption of obligations by the New Party shall not release the Retiring Party from its obligations with LMM under the Trademark License Agreement that accrued before the Effective Date, and the Retiring Party will remain liable to LMM for any payments, claims, debts, damages or underpayments arising out of, relating to or resulting from the conduct of the Retiring Party with respect to the Trademark License Agreement, including without limitation any such liabilities that may be discovered during any audit by LMM with respect to the Trademark License Agreement. The Retiring Party shall remain liable to LMM for losses incurred from third party claims against LMM that result from actions taken by the Retiring Party in the performance of its obligations under the Trademark License Agreement or the operation of the Messi Store. This obligation shall remain in force regardless of any future termination of the Trademark License Agreement. Notwithstanding anything to the contrary stated herein, the Retiring Party is hereby released from any obligation to LMM for the payment of any Minimum Guarantee Amount under the Trademark License Agreement.

2.5 Effective no later than 30 March 2024, or such other date as may be agreed by the Parties hereto, the New Party undertakes to take over the online store operated under the domain www.themessistore.com (the Messi Store), owned by LMM, and continue its operations. The New Party warrants that it will keep downtime during the transfer of the domain to a minimum, maintain substantially all of the current functionality of the Messi Store, replace shipping and logistics, and continue the sale of merchandise. All costs associated and liabilities with the transfer of the Messi Store following such transfer and its future operation are assumed by the New Party. Until the date of such transfer, the Retiring Party will continue to operate the Messi Store.

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3 Substitution

3.1 The New Party agrees to be fully bound by the terms of the Trademark License Agreement for periods on and after the Effective Date in every way as if the New Party was a party to the Trademark License Agreement in lieu of the Retiring Party.

3.2 Except with respect to obligations and liabilities retained by the Retiring Party as set forth herein, and solely for periods from and after the Effective Date, all references to the Retiring Party in the Trademark License Agreement shall be read as references to the New Party as if the New Party had been a party to the Trademark License Agreement in lieu of the Retiring Party.

4. Warranty

The Retiring Party warrants and covenants to LMM and New Party that:

4.1 the details in the recitals of this Deed are true and correct;

4.2 a true copy of the Trademark License Agreement and its First Amendment are attached hereto at Exhibit I and II, which are valid and has not been varied;

4.3 it is entitled to enter into this Deed and to grant, assign and transfer to the New Party all of the rights and obligations expressed to be assigned to the New Party in this Deed, subject to LMM’s consent, and all corporate action required for the same has been duly authorized and taken;

4.4 it is not in breach of the License Agreement;

4.5 it has not assigned, sublicensed, charged or otherwise encumbered the rights assigned under the Trademark License Agreement or under this Deed;

4.6 to its knowledge, no litigation, dispute or claim exists as of the Effective Date with respect to the Trademark License Agreement;

4.7 with the exception of those amounts set forth in Section 2.1 above, it has paid all accrued and due Minimum Guarantee Amounts and royalties through the Effective Date and will pay all Royalties due for all sales made by the Retiring Party for the 2023 contract year and, as applicable, for the 2024 contract year;

4.8 the execution and delivery of this Deed and the performance of its obligations hereunder do not conflict with, violate or breach, or constitute a default under any organizational, contractual, legal or regulatory obligation of the Retiring Party;

4.9 it shall comply in all respects with, and not violate, the terms of this Deed; and

4.10 Except with respect to any losses the Retiring Party incurs as a result of claims made by any other party that has contracted directly with LMM (but only such claims that result from the negligence, malfeasance or breach of contract by LMM) or its affiliates regarding the products covered by the Trademark License Agreement, Retiring Party expressly and unequivocally waives all rights and claims as well as the exercise of all actions of any nature (judicial, extrajudicial, arbitration or other), in any field or jurisdiction, that may correspond to the Retiring Party against LMM and/or the Player (as well as against any of his successors or any other person or entity that has acted on his behalf and interest), related to the Trademark License Agreement.

The New Party warrants and covenants to LMM and the Retiring Party that:

4.11 it has full right, power and authority to enter into this Deed and to perform all of its obligations hereunder; and

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4.12 it has the financial and corporate resources, approvals and ability to guarantee its performance of the services and obligations as set forth under this Deed, including the Trademark License Agreement.

4.13 It shall comply with all obligations under the Trademark License Agreement from and after the Effective Date, in particular the payment of all amounts provided for in Clause 5 of the Trademark License Agreement.

5. Indemnity

The Retiring Party shall indemnify, defend and hold harmless New Party, LMM, Lionel Messi (the “Player”) and each of their respective parents, subsidiaries and affiliates, and each of their respective officers, directors, employees, agents and representatives from and against any and all claims, liabilities, causes of action, damages, losses, costs, expenses, demands and recoveries of any kind (including reasonable outside attorneys’ fees), in connection with or arising out of any claims of third parties arising under the Trademark License Agreement that are a result of (i) the conduct of, or any action or inaction taken by, the Retiring Party or any affiliate thereof prior to the Effective Date or at any time after the Effective Date with respect to the MGO Trademark Agreement or the business conducted by Retiring Party in connection therewith, or (ii) the execution and delivery of this Deed and the performance of Retiring Party’s obligations hereunder (but only such claims, liabilities, causes of action, damages, losses, costs, expenses, demands and recoveries of any kind (including reasonable outside attorneys’ fees) that result, among others, from the negligence, malfeasance or breach of contract by the Retiring Party). This obligation shall remain in force regardless of the assignment or termination of the MGO License Agreement.

The New Party shall indemnify, defend and hold harmless Retiring Party, LMM, the Player and each of their affiliates and each of their officers, directors, employees and agents from and against any and all claims, liabilities, causes of action, damages, losses, costs, expenses, demands and recoveries of any kind (including reasonable outside attorneys’ fees), in connection with or arising out of any claims of third parties arising under the Trademark License Agreement that are a result the conduct of, of any action or inaction taken by, the New Party or any affiliate thereof on and after the Effective Date with respect to the MGO Trademark Agreement or the business conducted by New Party in connection therewith, or (ii) the execution and delivery of this Deed and the performance of New Party’s obligations hereunder. This obligation shall remain in force regardless of the assignment or termination of the MGO License Agreement.

Notwithstanding anything to the contrary contained in this Section 5 or anywhere else in this Agreement, the Retiring Party will not indemnify the New Party, LMM, the Player or any of their affiliates and has no liability to such parties for any and all claims, liabilities, causes of actions, damages, losses, costs, expenses, demands and recoveries of any kind (including reasonable outside attorneys’ fees), in connection with or arising out of any claims made by any third party who entered into any agreement, that is related to the Trademark License Agreement or any license created thereby, directly with the New Party, LMM, the Player or any of their affiliates; provided, that the Retiring Party is not hereby released from any such liability (and the indemnity in the first paragraph of Clause 5 above shall apply) to the extent that any such claims, liabilities, etc. result from or are related to any action or inaction of the Retiring Party. In case such claims are filed only against the Retiring Party, it will immediately inform the New Party and LMM by email for any or all of them to decide whether they will actively participate in the defense of such claims or to assist the Retiring Party in the defense.

6. Confidentiality

The Parties agree to keep this Agreement confidential, as well as its subject matter, terms and conditions as well as the documents and pieces of information derived from or related thereto and any other confidential or proprietary information obtained by a Party (the “Recipient”) pursuant to this Agreement regarding the other Parties (the “Discloser”) (hereinafter, the “Confidential Information”), thus neither party may disclose any aspect of the other Parties’ Confidential Information to any third parties other than those who are part of their direction or management bodies or who professionally take part in the negotiation or performance of this Agreement in their capacity as legal, accounting, financial advisors or other specialists and who have a “need to know” such Confidential Information, have been advised of the confidential nature of such information and are bound by a confidentiality obligation. Each Party will be responsible for any breach of this confidentiality clause by any of their representatives.

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The obligations contained in this Clause 6 shall remain in force even after termination of this Agreement and/or of the Trademark License Agreement, for any cause and until the Confidential Information no longer qualifies as confidential.

Notwithstanding the above, Parties can disclose the minimum necessary content of this Agreement in strict fulfillment of imperative laws or regulations (including SEC regulations), or by order of a Judge or public administration. The Retiring Party agrees that the copy of this Agreement that is filed by the Retiring Party or its affiliate with the SEC will have the address of LMM redacted and will not contain copies of the actual signature of any LMM representative who executes this Agreement.

7. Further Assurance

The Retiring Party and the New Party agree to do such further acts, deeds and things and to execute such further documents as are necessary to give full effect to the provisions of this Deed or to enable the parties fully to prosecute and exploit the rights and assets assigned pursuant to this Deed.

8. Counterparts

This Deed may be executed in any number of counterparts and those counterparts taken together are one Deed. If this Deed is executed by any party and transmitted by facsimile or electronically to the other parties, execution is deemed effective on and from the date on which the Deed has been executed by each of LMM, the Retiring Party and the New Party.

9. Entire Agreement

This Agreement, including the Trademark License Agreement and the First Amendment thereto, contains the final, complete and exclusive understanding and agreement between the Retiring Party, the New Party and LMM with respect to the subject matter hereof, supersedes all prior oral and written understandings and may not be modified, nor may any of the provisions hereof be waived, except by a writing executed by LMM, the Retiring Party and the New Party.

10. Applicable law and jurisdiction.

10.1. This Deed shall be governed by the laws of Spain.

10.2. Any action or dispute arising out of or in connection with this Deed, including any action seeking equitable relief, any question regarding the existence, validity or termination thereof, shall be referred to and finally resolved by arbitration in Barcelona, Spain. Such arbitration shall be conducted in accordance with the rules of arbitration of the International Chamber of Commerce, which are deemed to be incorporated herein by reference. The arbitral tribunal shall consist of three (3) arbitrators, with the claimant(s) and the respondent(s) each nominating an arbitrator respectively, and the third arbitrator, who shall be the chairperson of the arbitral tribunal, shall be nominated by the two party-nominated arbitrators within thirty (30) days of the last of their appointments. The language of the arbitration shall be Spanish. Any award of the arbitral tribunal shall be binding from the day it is made, and the parties hereby waive any right to refer any question of law and any right of appeal on the law and/or merits to any court. Judgment on the award rendered by the arbitral tribunal may be entered in any court having jurisdiction thereof. The parties hereto agree to keep confidential all matters relating to the arbitration, including the existence of the arbitration itself. Such an obligation shall be waived in case that any party is obliged by any legal disposition to disclose information related to the arbitration.

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EXECUTED as a DEED

Signed by and on behalf of
MGOTEAM1 LLC:

Name:	Maximiliano Ojeda
Title:	CEO

Signed by and on behalf of
CENTRIC BRANDS LLC:

Name:
Title:

Agreed to and Accepted by:
Leo Messi Management SL:

Name:
Title:

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